Exhibit 3 Certificate of Amendment to Articles of Incorporation of Piedmont,
Inc.

Filed: May 13, 2003

                            CERTIFICATE OF AMENDMENT
                                       TO
                          ARTICLES OF INCORPORATION OF
                                 PIEDMONT, INC.
                        (Pursuant to U.C.A. 16-10A-1006)

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         The undersigned, David Chin, hereby certify that:

     ONE: He is the duly elected and acting President and Secretary and constitutes entire Board of Directors of the PIEDMONT, INC.

     TWO:  The Articles shall be amended as follows:

         Article 1.

     The present name of the Corporation is PIEDMONT, INC., which is hereby amended and changed to U.S. BIODEFENSE, INC.

     THREE: The foregoing amendment to the Articles of Incorporation has been approved by a quorum of the Board of Directors of the Corporation on May 12, 2003.

     FOUR: The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with the Utah Revised Business Corporation Act on May 12, 2003. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 98%.

     WE, THE UNDERSIGNED, being the members of the Board of Directors of the Corporation, for the purpose of adopting these Amended Articles of Incorporation under the laws of the State of Utah do make, file and record these Amended Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set out hand and seal this 12th day of May, 2003.

                                      Signed: /s/David Chin
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                                      Printed: David Chin
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                                      Title:   President
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